UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2019 (May 20, 2019)

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2833 Exchange Court, Suite A

West Palm Beach, Florida 33409

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

PetroTerra Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, Transportation and Logistics Systems, Inc. (the “Company”), filed a Form 8-K with the U.S. Securities and Exchange Commission (the “Original Report”) to report that Wayne Moor and Michael Grennan were appointed as Director, Vice President and Chief Financial Officer of the Company and Vice President and Treasurer of the Company, respectively, effective immediately upon the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019. Prior to assuming their roles as Directors and Officers, as applicable, the Board of Directors of the Company (the “Board”), Mr. Moor, and Mr. Grennan agreed to forego the appointments. Mr. Grennan will remain with the Company, however, not in the capacity as an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2019

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ John Mercadante
Name:	John Mercadante
Title:	Chief Executive Officer